UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): June 26, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change.  Trailing 3-month average versus prior year.)

	March ‘12	April ‘12	May ‘12
Process Management	+10 to +15	+15	+5 to +10
Industrial Automation	0	-5 to 0	-10 to -5
Network Power	-5 to 0	-10 to -5	-15 to -10
Climate Technologies	-10	-5 to 0	-5 to 0
Commercial & Residential Solutions	+5 to +10	0 to +5	0 to +5
Total Emerson	0 to +5	0 to +5	-5 to 0

May 2012 Orders Comments:

Emerson’s trailing three-month orders declined 2 percent, principally due to the significantly stronger U.S. dollar.  Orders excluding currency were up 3 percent.  The reduced underlying growth rate reflects the protracted European financial crisis, concern by U.S. businesses and consumers over the prospective December 31 U.S. fiscal “cliff”, and generally slowing U.S. and Chinese economies. Robust growth in Process Management and solid trends in Commercial & Residential Solutions offset negative results in the other businesses.

Solid underlying sales growth in May continues to support the forecast for strong underlying sales in the third quarter, although expectations are now at the low end of the range communicated at the Electrical Products Group Conference in late May. The recent strengthening of the U.S. dollar will have a negative impact on total sales in 2012.  Since the beginning of the third quarter, dollar strength has reduced sales by $50 million in the third quarter and would reduce sales in the fourth quarter by an estimated $120 million at an average euro exchange rate of $1.25/€.  Full year EPS guidance remains within the previously communicated range of $3.35 to $3.50.

Global oil and gas, chemical, and power industry investments continued to drive strong demand in Process Management.  May underlying sales growth indicated the business remains on pace for a strong second half, and the investment outlook in these end markets remains solid in the near term.  The business has recovered from the first quarter supply chain disruption and is shipping at rates consistent with its strong orders and backlog.  Currency exchange rates deducted 12 percentage points, which included significant revaluation of the backlog.

Orders in Industrial Automation, which has higher European exposure than other Emerson business segments, decreased due to the challenging economic environment and a 5 percentage point reduction from currency exchange rates.  The European weakness was particularly significant in the motors and drives, power generating alternators, and fluid automation businesses.  The ultrasonic welding and electrical distribution businesses remained solid and solar and wind energy project activity reflected modest improvement.

Network Power orders remained under pressure, as telecommunication and information technology end markets remained weak and product line rationalization continued in the embedded computing and power business. We see customer conservatism in reaction to economic uncertainty and the U.S. fiscal policy stalemate. Currency exchange rates deducted 3 percentage points.  Trends excluding currency remained mixed in the network power systems business, which excludes the embedded computing and power business, with strength in Asia and Latin America offsetting softness in Europe and North America.

Mixed market conditions in Climate Technologies resulted in unchanged order trends.  End market demand deteriorated in Europe, where the outlook remains weak.  The transportation refrigeration, temperature controls, and temperature sensors businesses were also soft.  Improvement in the U.S. air conditioning business slowed, as mild weather tempered demand, but positive growth is still expected in the third quarter.  The global refrigeration business grew and order trends in Asia remained solid, as the China HVAC market stabilizes and the refrigeration market recovers. Currency exchange rates deducted 1 percentage point.  In total, order trends continue to suggest modest underlying sales growth in the second half.

Commercial & Residential Solutions reflected solid order trends, with commercial and residential construction end markets in the U.S. continuing to invest.  Growth was led by the professional tools, food waste disposers, and residential storage businesses. Currency exchange rates deducted 1 percentage point.

Upcoming Investor Events:

On Tuesday, August 7, 2012, Emerson will issue the Company’s third quarter 2012 results.  Management will discuss the results during a conference call at 2:00 p.m. ET (1:00 p.m. CT) the same day.  Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will remain available for approximately three months after the call.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: June 26, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary